Exhibit 10.56

9% UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of February 13, 2026 by and among AMASS Brands Inc., a Delaware corporation (the “Company”), and Alchemi Project Inc. (“Purchaser” or “Alchemi”). “Parties” shall mean the Company and Purchaser, and each may be individually referred to in this Agreement as a “Party.”

WHEREAS, Purchaser, is the holder of that certain Promissory Note dated January 30, 2024, in the original principal amount of $1,000,000, issued by the Company in favor of Alchemi (the "Promissory Note"); and

WHEREAS, Alchemi desires to purchase the Securities as set forth on Exhibit A and, in lieu of a cash payment, will contribute the Promissory Note to the Company for cancellation, and upon delivery of the Securities hereunder, such Promissory Note shall be deemed fully satisfied and cancelled and of no further force or effect.

1.       Agreement to Sell and Purchase.

1.1        Sale and Issuance of Notes and Warrants. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained herein, at the Closing (as defined below), (a) Purchaser agrees to lend to the Company, and (b) the Company agrees to borrow from Purchaser, the amount set forth opposite Purchaser’s name on Exhibit A attached hereto and the Company agrees to issue and deliver an unsecured convertible note in the form attached hereto as Exhibit B (each a “Note” and collectively, the “Notes”) and a warrant to purchase shares of common stock of the Company in the form attached hereto as Exhibit C (each a “Warrant” and collectively, the “Warrants”, and the Warrants together with the Notes, the “Securities”) to Purchaser in such amount. The Securities issued pursuant to this Section 1 shall be convertible or exerciseable into shares of common stock of the Company under the terms and conditions provided in the Notes and Warrants (the “Conversion Shares”). The Warrants issued pursuant to this Section 1 shall be exercised under the terms and conditions provided in the Warrants. The Company’s agreement with Purchaser is a separate agreement, and the sale and issuance of the Securities to Purchaser is a separate sale and issuance. Purchaser shall, upon signing this Agreement, pay to the Company the full amount of the funds owed by Purchaser (as set forth on the signature page and Exhibit A) in cash by either check or wire transfer of immediately available funds as set forth on the cover page of this Agreement. Notwithstanding the foregoing, Alchemi's obligation to pay the purchase price for the Securities shall be satisfied in full by the contribution and cancellation of the Promissory Note.

1.2        Closings, Delivery and Payment.

(a)       Closing. The purchase and sale of the Securities shall take place remotely via the exchange of documents and signatures in accordance with the terms of this Agreement (the “Closing”).

(b)       Delivery; Payment. At the Closing, the Company shall cause the books and records of the Company to reflect the amount of Securities being purchased by Purchaser at Closing upon the payment of funds or release of funds held in trust.

1.3       Use of Proceeds. The Company will use the net proceeds (net of transaction fees and expenses incurred by the Company) from the sale of the Securities for general corporate purposes, working capital, research and development, and other business expenses, including, without limitation those that may be incurred in pursuing additional equity financing.

2.       Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

2.1        Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its material properties and assets as presently conducted and as proposed to be conducted. The Company is duly qualified, is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its activities or of its properties (either owned or leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Company’s financial condition or business as now conducted (a “Material Adverse Effect”).

2.2        Conversion Shares; Registration Rights.

(a)       The Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon Purchaser; provided, however, that the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein.

(b)       Purchaser shall be entitled to the benefit of customary registration rights with respect to the Conversion Shares as set forth herein. In furtherance thereof, the Company shall, within ninety (90) days following a written request from Purchaser, (i) file with the Securities and Exchange Commission, within the period specified in this Agreement, a registration statement covering the resale of the Conversion Shares, (ii) use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable following filing, and (iii) maintain the effectiveness of such registration statement for so long as any Purchaser holds Conversion Shares, or for such shorter period as is necessary to permit the disposition of all Conversion Shares in accordance with the intended method of distribution set forth in the registration statement. For the avoidance of doubt, the Company intends to register all Conversion Shares for resale in the upcoming IPO (as defined herein), which shall satisfy the obligations of this Section 2.2(b).

(c)       The Company agrees that, upon Purchaser’s written request (the “Written Request”) in connection with any registration of the Conversion Shares, Purchaser shall be entitled to include in such registration up to eight (8) additional shares of Company common stock for each one (1) Conversion Share so registered, which additional shares shall consist solely of shares of Company common stock then held by Purchaser (other than the Conversion Shares), and shall be included on the same terms and conditions applicable to the registration of the Conversion Shares. The Written Request shall be made no later than five (5) business days following Purchaser’s receipt of the draft registration statement on to be used in the upcoming IPO, a form of which shall be provided to Purchaser at least ten (10) business days prior to filing with the Securities and Exchange Commission.

2.3        Authorization. All corporate action required to be taken by the Company’s Board of Directors in order to authorize the Company to enter into this Agreement and to issue each Note has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4        Offering Valid. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 3 hereof, the offer, sale and issuance of the Notes and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.       Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that:

3.1        Authorization. Purchaser has full power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the part of Purchaser necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of Purchaser’s obligations under this Agreement, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2        Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company that the Securities to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third party with respect to the Securities or Conversion Shares. Purchaser has not been formed for the specific purpose of acquiring the Securities.

3.3        Diligence Review. Purchaser acknowledges that it has completed its diligence review of the Company. Purchaser acknowledges that the burden to conduct an investigation of the Company lies solely with Purchaser, and represents and warrants that Purchaser has reviewed and had access to all items and materials that Purchaser desires to review as part of its diligence review, as well as the opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement, the Securities, the exhibits and schedules attached hereto and thereto and the transactions contemplated by this Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. Purchaser believes that it has received all the information such Purchaser considers necessary or appropriate for deciding whether to lend to the Company the principal amount of the Securities and to acquire the Conversion Shares. Purchaser understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects but were not necessarily a thorough or exhaustive description. Purchaser acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary substantially from actual results and that Purchaser shall have no claim against the Company or any Person acting on behalf of the Company with respect thereto. Purchaser also acknowledges that it is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

3.4        Transfer Restrictions; Conversion Shares Rights and Obligations. Purchaser understands and agrees that the Conversion Shares will be subject to certain rights, restrictions (including transfer restrictions), obligations, terms and conditions under the Company’s organizational documents and certain agreements among the stockholders of the Company (the “Investment Documents”), and that Purchaser has had an opportunity to request such Investment Documents and as ask questions regarding such Investment Documents. Purchaser further agrees and acknowledges that Purchaser is purchasing the Securities hereunder in advance of an initial public offering, including any direct listing (an “IPO”), by the Company, and, in connection with such IPO, the Company’s Investment Documents will be reasonably amended and restated through a process of negotiation between the Company, the investors, and Purchaser, which process will determine the specific rights, restrictions, obligations, terms and conditions applicable to the Conversion Shares.

3.5        Speculative Nature of Investment. Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Purchaser can bear the economic risk of Purchaser’s investment and is able, without impairing Purchaser’s financial condition, to hold the Securities and the Conversion Shares for an indefinite period of time and to suffer a complete loss of Purchaser’s investment.

3.6        Restricted Securities. Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that each Note and Warrant constitutes a “restricted security” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless it is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Securities or the Conversion Shares for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.7        No Public Market. Purchaser understands and acknowledges that no public market now exists for any of the securities issued or to be issued by the Company, and that the Company has made no assurances that a public market will ever exist for any of the Company’s securities.

3.8        Tax Advisors. Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment, or the transactions contemplated by this Agreement.

3.9        Legal Advisors. Purchaser has been given adequate time to consult with its own legal counsel regarding the Company, this Agreement, the Securities, and the Conversion Shares.

3.10        Residency. The residency of Purchaser (or in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on Exhibit A.

3.11       Restrictive Legends. Purchaser understands that the Securities and the Conversion Shares (whether certificated or not), shall bear any restrictive legends which the Company reasonably determines are appropriate, substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘ACT’), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH LAWS.

3.12       Accredited Investor. Purchaser represents and warrants that it is an ‘accredited investor’ as defined in Rule 501(a) of Regulation D under the Securities Act, and has provided or will provide such information and documentation as the Company may reasonably request to verify such status. Purchaser submitted an accredited investor questionnaire to the Company. Purchaser represents and warrants that it is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as the Company. Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

4.       Conditions to Purchaser’s Obligations at Closing. The obligation of Purchaser to acquire the Securities at Closing is subject to the fulfillment, on or before Closing, of each of the following conditions, unless otherwise waived by Purchaser:

4.1        Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects, in each case, as of the date of Closing (except to the extent such representations and warranties expressly relate to a different date, in which case such representations and warranties shall be true and correct as of such date).

4.2         Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before Closing.

5.       Conditions of the Company’s Obligations at Closing. The obligation of the Company to issue the Securities to Purchaser at Closing is subject to the fulfillment, on or before Closing, of each of the following conditions, unless otherwise waived:

5.1        Representations and Warranties. The representations and warranties of Purchaser contained in Section 3 shall be true and correct in all material respects, in each case, as of the date of Closing (except to the extent such representations and warranties expressly relate to a different date, in which case such representations and warranties shall be true and correct as of such date).

5.2         Performance. Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

5.3        Compliance with Securities Law. The Company shall be satisfied that the offer and sale of the Securities and the Conversion Shares shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue-sky law permits and qualifications required by any state, if any).

6.       Termination.

6.1       This Agreement may be terminated at any time prior to the Closing:

(a)       By written notice from Purchaser or the Company to the other party;

(b)       By Purchaser or the Company, if any judgment shall have been enacted, entered, promulgated or enforced which prohibits or enjoins the consummation of the sale and purchase of the Securities to be sold by the Company and such judgment is or shall have become final and non-appealable;

(c)       By Purchaser, if any of the conditions set forth in Section 4 becomes incapable of satisfaction; or

(d)       By the Company, if any of the conditions set forth in Section 5 becomes incapable of satisfaction.

6.2        Effects of Termination. In the event of termination of this Agreement pursuant to Section 6.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Company or Purchaser or their respective officers, directors, stockholders or affiliates.

7.       Miscellaneous.

7.1        Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2        Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Venue shall be the state and federal courts of Delaware.

7.3        Counterparts; Facsimile. This Agreement may be executed and delivered by electronic signature, facsimile or scan/e-mail signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5        Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth immediately below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.5:

(a)       if to the Company, to:

Amass Brands Inc
860 E Stowell Road, Santa Maria, CA, 93454
Attention: Zach Ament
Email: zach@amass.com

(b)       if to any Purchaser, to the address(es) set forth with respect to Purchaser on Exhibit A hereto.

7.6        Amendments and Waivers. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and Purchaser holding a majority of the outstanding principal amount of the Notes; provided, however, that Purchaser purchasing Securities in a Closing may become parties to this Agreement in accordance with Section 1.2(b) without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Purchaser. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon the holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities. Purchaser acknowledges that by the operation of this paragraph, the holders of a majority of the outstanding Principal amount of the Notes issued pursuant to this Agreement will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement.

7.7         Expenses. Each Party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

7.8         Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.9         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.10       Entire Agreement. This Agreement (including all schedules and exhibits hereto) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

* * * * * *

IN WITNESS WHEREOF, the Parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY:

AMASS BRANDS INC.

By:	/s/ Mark Lynn
Name:	Mark Lynn
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PURCHASER:

ALCHEMI PROJECT INC.

By:	/s/ Michael Lewis
Name:	Michael Lewis
Title:	Authorized Signatory
Email:	michaellewisv@gmail.com
Address:	119 Malibu Colony Road, Malibu CA 90265-4642

Amount paid by Purchaser to the Company for the Note:

$1,000,000 (by contribution and cancellation of Promissory Note)